Exhibit 99.2

Rule 5.5

Appendix 5B

Mining exploration entity or oil and gas exploration entity

quarterly cash flow report

Name of entity

TAMBORAN RESOURCES CORPORATION

ARBN	Quarter ended (“current quarter”)

672 879 024	JUNE 2024

Consolidated statement of cash flows	Current quarter $A’000	Year to date (12 months) $A’000
1. Cash flows from operating activities

1.1 Receipts from customers	—	—

1.2 Payments for

(a) exploration & evaluation	—	—

(b) development	—	—

(c) production	—	—

(d) staff costs	(2,063)	(7,605)

(e) administration and corporate costs	(7,108)	(18,800)

1.3 Dividends received (see note 3)	—	—

1.4 Interest received	252	1,091

1.5 Interest and other costs of finance paid	(40)	(137)

1.6 Income taxes paid	—	—

1.7 Government grants and tax incentives	—	58

1.8 Other (provide details if material)	158	369

1.9 Net cash from / (used in) operating activities	(8,801)	(25,024)

2. Cash flows from investing activities

2.1 Payments to acquire or for:

(a) entities	—	—

(b) tenements	—	—

(c) property, plant and equipment	—	(40)

(d) exploration & evaluation	(22,722)	(77,664)

(e) investments	—	—

(f) other non-current assets	—	—

ASX Listing Rules Appendix 5B (17/07/20) + See chapter 19 of the ASX Listing Rules for defined terms.	Page 1

Appendix 5B

Mining exploration entity or oil and gas exploration entity quarterly cash flow report

Consolidated statement of cash flows	Current quarter $A’000	Year to date (12 months) $A’000

2.2 Proceeds from the disposal of:

(a) entities	—	—

(b) tenements	—	—

(c) property, plant and equipment	—	725

(d) investments	—	—

(e) other non-current assets	—	—

2.3 Cash flows from loans to other entities	—	—

2.4 Dividends received (see note 3)	—	—

2.5 Other (provide details if material)	—	—

2.6 Net cash from / (used in) investing activities	(22,722)	(76,979)

3. Cash flows from financing activities

3.1 Proceeds from issues of equity securities (excluding convertible debt securities)	113,225	221,374

3.2 Proceeds from issue of convertible debt securities	—	—

3.3 Proceeds from exercise of options	—	—

3.4 Transaction costs related to issues of equity securities or convertible debt securities	(8,152)	(17,321)

3.5 Proceeds from borrowings	—	—

3.6 Repayment of borrowings	—	—

3.7 Transaction costs related to loans and borrowings	—	—

3.8 Dividends paid	—	—

3.9 Other (repayment of lease liability)	(176)	(619)

3.1 Net cash from / (used in) financing activities	104,897	203,434

4. Net increase / (decrease) in cash and cash equivalents for the period

4.1 Cash and cash equivalents at beginning of period	38,926	10,643

4.2 Net cash from / (used in) operating activities (item 1.9 above)	(8,801)	(25,024)

4.3 Net cash from / (used in) investing activities (item 2.6 above)	(22,722)	(76,979)

4.4 Net cash from / (used in) financing activities (item 3.10 above)	104,897	203,434

ASX Listing Rules Appendix 5B (17/07/20) + See chapter 19 of the ASX Listing Rules for defined terms.	Page 2

Appendix 5B

Mining exploration entity or oil and gas exploration entity quarterly cash flow report

Consolidated statement of cash flows	Current quarter $A’000	Year to date (12 months) $A’000
4.5 Effect of movement in exchange rates on cash held	(684)	(458)

4.6 Cash and cash equivalents at end of period	111,616	111,616

5. Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter $A’000	Previous quarter $A’000

5.1 Bank balances	111,616	111,616

5.2 Call deposits	—	—

5.3 Bank overdrafts	—	—

5.4 Other (provide details)	—	—

5.5 Cash and cash equivalents at end of quarter (should equal item 4.6 above)	111,616	111,616

6. Payments to related parties of the entity and their associates		Current quarter $A’000

6.1 Aggregate amount of payments to related parties and their associates included in item 1		458

6.2 Aggregate amount of payments to related parties and their associates included in item 2		—

Note: if any amounts are shown in items 6.1 or 6.2, your quarterly activity report must include a description of, and an explanation for, such payments.

ASX Listing Rules Appendix 5B (17/07/20) + See chapter 19 of the ASX Listing Rules for defined terms.	Page 3

Appendix 5B

Mining exploration entity or oil and gas exploration entity quarterly cash flow report

7. Financing facilities	Total facility amount at quarter end	Amount drawn at quarter end
Note: the term “facility’ includes all forms of financing arrangements available to the entity.

Add notes as necessary for an understanding of the sources of finance available to the entity.	$A’000	$A’000

7.1 Loan facilities	—	—

7.2 Credit standby arrangements	—	—

7.3 Other (please specify)	—	—

7.4 Total financing facilities	—	—

7.5 Unused financing facilities available at quarter end		—

7.6  Include in the box below a description of each facility above, including the lender, interest rate, maturity date and whether it is secured or unsecured. If any additional financing facilities have been entered into or are proposed to be entered into after quarter end, include a note providing details of those facilities as well.

8. Estimated cash available for future operating activities	$A’000

8.1 Net cash from / (used in) operating activities (item 1.9)	(8,801)

8.2 (Payments for exploration & evaluation classified as investing activities) (item 2.1(d))	(22,722)

8.3 Total relevant outgoings (item 8.1 + item 8.2)	(31,523)

8.4 Cash and cash equivalents at quarter end (item 4.6)	111,616

8.5 Unused finance facilities available at quarter end (item 7.5)	—

8.6 Total available funding (item 8.4 + item 8.5)	111,616

8.7 Estimated quarters of funding available (item 8.6 divided by item 8.3)	3.54

    Note: if the entity has reported positive relevant outgoings (ie a net cash inflow) in item 8.3, answer item 8.7 as “N/A”. Otherwise, a figure for the estimated quarters of funding available must be included in item 8.7.

8.8 If item 8.7 is less than 2 quarters, please provide answers to the following questions:

8.8.1 Does the entity expect that it will continue to have the current level of net operating cash flows for the time being and, if not, why not?

N/A

8.8.2 Has the entity taken any steps, or does it propose to take any steps, to raise further cash to fund its operations and, if so, what are those steps and how likely does it believe that they will be successful?

N/A

8.8.3 Does the entity expect to be able to continue its operations and to meet its business objectives and, if so, on what basis?

N/A

Note: where item 8.7 is less than 2 quarters, all of questions 8.8.1, 8.8.2 and 8.8.3 above must be answered.

ASX Listing Rules Appendix 5B (17/07/20) + See chapter 19 of the ASX Listing Rules for defined terms.	Page 4

Appendix 5B

Mining exploration entity or oil and gas exploration entity quarterly cash flow report

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.

2	This statement gives a true and fair view of the matters disclosed.

Date: 31 July 2024

This ASX announcement was approved and authorised for release by Mr Joel Riddle, the Managing Director and Chief Executive Officer of Tamboran Resources Limited.

Notes

1.

This quarterly cash flow report and the accompanying activity report provide a basis for informing the market about the entity’s activities for the past quarter, how they have been financed and the effect this has had on its cash position. An entity that wishes to disclose additional information over and above the minimum required under the Listing Rules is encouraged to do so.

2.

If this quarterly cash flow report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows apply to this report. If this quarterly cash flow report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standards apply to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

4.

If this report has been authorised for release to the market by your board of directors, you can insert here: “By the board”. If it has been authorised for release to the market by a committee of your board of directors, you can insert here: “By the [name of board committee – eg Audit and Risk Committee]”. If it has been authorised for release to the market by a disclosure committee, you can insert here: “By the Disclosure Committee”.

5.

If this report has been authorised for release to the market by your board of directors and you wish to hold yourself out as complying with recommendation 4.2 of the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations, the board should have received a declaration from its CEO and CFO that, in their opinion, the financial records of the entity have been properly maintained, that this report complies with the appropriate accounting standards and gives a true and fair view of the cash flows of the entity, and that their opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

ASX Listing Rules Appendix 5B (17/07/20) + See chapter 19 of the ASX Listing Rules for defined terms.	Page 5